Exhibit 99.1

Lifeloc Reports First Quarter 2021 Results

WHEAT RIDGE, Colo., May 12, 2020 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the first quarter ended March 31, 2021.

First Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $1.810 million resulting in a quarterly net income of $403 thousand, or $0.16 per diluted share. These results compare to net revenue of $2.018 million and quarterly net loss of $(165) thousand, or $(0.07) per diluted share in the first quarter of 2020. Revenue for the quarter declined 10% versus the first quarter last year, primarily from the impact of the COVID-19 global pandemic and the government ordered shutdowns.

As previously reported in 2020, Lifeloc received a $465 thousand SBA guaranteed loan through the Paycheck Protection Program (PPP). These loans could be completely forgiven by the SBA if the proceeds were spent in accordance with the program rules. Lifeloc complied with this program and applied for forgiveness in 2020, which was granted by the SBA in early 2021, with the financial benefit of the forgiveness realized in the first quarter of 2021. The PPP program was quite successful in mitigating the negative effect of the significant demand suppression on cash flow from the pandemic while allowing Lifeloc to carefully reduce structural costs and retain critical personnel, with no compromise to our product development efforts.

Lifeloc qualified for and received a second PPP loan of $471 thousand in Q1 of 2021. As with the first loan, Lifeloc intends to comply with all requirements and will apply for forgiveness of this loan after the program conditions are satisfied and the application process is made available.

Our new platform LX9 and LT7 devices were introduced late in 2019. Despite current difficult market conditions, the features (and performance) of the new L-series products have driven penetration by meeting previously unaddressable market needs, such as wider temperature ranges and fast customization that incorporates local languages. We expect that most L-series sales will be incremental to FC-series devices rather than displacing FC-series sales. “In January 2021 our L-series devices were certified to SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors. This achievement solidifies our ability to provide advanced breath alcohol detectors to a robust market and provides a product certification that is highly regarded in the Pacific Rim,” said Mark Lary, Director of Regulatory Affairs.

We continue to invest in the significant growth opportunities of alcohol monitoring and drug detection. The monitoring opportunity will be addressed primarily through the redesigned Real-Time Alcohol Detection and Reporting (R.A.D.A.R.®) device. Manufacture of the second generation R.A.D.A.R. 200 protype devices began in late 2020. Testing of these redesigned R.A.D.A.R. devices and integration with the monitoring system has been extensive, requiring additional modification before final release. The design has been finalized with several devices now in field testing by key customers and sales release planned this year. Several upgrades have been made to the reporting system with an entirely new enrollment app to automate that process.

Our most important goal remains the convergence of the market need for rapid detection of drugs of abuse with Lifeloc’s capabilities. Resources have been committed to finalizing the development of the SpinDx™ technology platform and the rapid, quantitative marijuana breathalyzer built on that platform. We have improved the detection sensitivity for delta-9-THC as well as the robustness of the device. Work continues to develop this system into a device that can be used for roadside testing.

“We look forward to the continued improvement of general business conditions, especially within our customer base. The last year has been particularly difficult for the travel industry and law enforcement,” commented Dr. Wayne Willkomm, President and CEO. “But our real growth driver is the strong pipeline of recent and coming product releases. Additional features requested by various European law enforcement agencies are being added to the L-series platform. Together with the imminent release of the redesigned R.A.D.A.R 200 devices, this should develop a healthy recurring revenue stream. The next big milestone for Lifeloc will be completing the commercialization of the SpinDx platform – a major effort that will be prioritized over short-term profitability.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

R.A.D.A.R.® is a registered trademark of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.
Condensed Balance Sheets

ASSETS
	March 31,
	2021	December 31,
CURRENT ASSETS:	(Unaudited)	2020
Cash	$2,317,035	$2,195,070
Accounts receivable, net	693,225	523,603
Inventories, net	2,580,148	2,498,126
Income taxes receivable	234,541	220,657
Prepaid expenses and other	98,568	77,962
Total current assets	5,923,517	5,515,418

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	958,785	958,785
Training courses	432,375	432,375
Office equipment, software and space modifications	216,618	216,618
Sales and marketing equipment and space modifications	226,356	226,356
Research and development equipment, software and space modifications	190,818	190,818
Less accumulated depreciation	(2,341,432)	(2,277,839)
Total property and equipment, net	2,499,695	2,563,288

OTHER ASSETS:
Patents, net	141,738	144,702
Deposits and other	164,798	164,798
Deferred taxes	149,583	148,142
Total other assets	456,119	457,642

Total assets	$8,879,331	$8,536,348

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$355,819	$333,851
Term loan payable, current portion	46,612	46,936
Paycheck Protection loan payable	471,347	465,097
Customer deposits	161,465	155,295
Accrued expenses	163,719	266,266
Deferred revenue, current portion	44,154	41,053
Reserve for warranty expense	46,500	46,500
Total current liabilities	1,289,616	1,354,998

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,266,120	1,277,531

DEFERRED REVENUE, net of current portion	2,325	3,177
Total liabilities	2,558,061	2,635,706

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,650,812	4,633,655
Retained earnings	1,670,458	1,266,987
Total stockholders' equity	6,321,270	5,900,642

Total liabilities and stockholders' equity	$8,879,331	$8,536,348

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Income (Unaudited)

	Three Months Ended March 31,
REVENUES:	2021	2020
Product sales	$1,775,447	$1,937,866
Royalties	12,564	59,281
Rental income	21,532	21,189
Total	1,809,543	2,018,336

COST OF SALES	985,666	1,240,260

GROSS PROFIT	823,877	778,076

OPERATING EXPENSES:
Research and development	307,212	296,897
Sales and marketing	230,478	326,564
General and administrative	350,120	356,887
Total	887,810	980,348

OPERATING INCOME (LOSS)	(63,933)	(202,272)

OTHER INCOME (EXPENSE):
Forgiveness of Paycheck Protection loan	465,097	—
Interest income	499	7,176
Interest expense	(13,517)	(14,131)
Total other income (expense)	452,079	(6,955)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	388,146	(209,227)

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	15,325	43,921

NET INCOME (LOSS)	$403,471	$(165,306)

NET INCOME (LOSS) PER SHARE, BASIC	$0.16	$(0.07)

NET INCOME (LOSS) PER SHARE, DILUTED	$0.16	$(0.07)

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,454,116

Lifeloc Technologies, Inc.
Statements of Stockholders' Equity (Unaudited)

	Three Months Ended March 31,
	2021	2020
Total stockholders' equity, beginning balances	$5,900,642	$6,792,221

Common stock (no shares issued during periods):
Beginning balances	4,633,655	4,603,304
Stock based compensation expense related
to stock options	17,157	32,111
Ending balances	4,650,812	4,635,415

Retained earnings:
Beginning balances	1,266,987	2,188,917
Net income (loss)	403,471	(165,306)
Ending balances	1,670,458	2,023,611

Total stockholders' equity, ending balances	$6,321,270	$6,659,026

LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2021	2020
Net income (loss)	$403,471	$(165,306)
Adjustments to reconcile net income (loss) to net cash
provided from (used in) operating activities-
Forgiveness of Paycheck Protection loan (round 1)	(465,097)	—
Depreciation and amortization	66,828	97,199
Provision for doubtful accounts, net change	—	2,000
Provision for inventory obsolescence, net change	—	36,765
Deferred taxes, net change	(1,441)	(9,349)
Reserve for warranty expense, net change	—	1,000
Stock based compensation expense related to
stock options	17,157	32,111
Changes in operating assets and liabilities-
Accounts receivable	(169,622)	1,201
Inventories	(82,022)	(286,797)
Income taxes receivable	(13,884)	(34,555)
Prepaid expenses and other	(20,606)	(120,915)
Accounts payable	21,968	218,563
Customer deposits	6,170	(29,699)
Accrued expenses	(102,547)	28,908
Deferred revenue	2,249	(4,539)
Net cash provided from (used in)
operating activities	(337,376)	(233,413)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(9,088)
Patent filing expense	—	(18,772)
Net cash (used in) investing activities	—	(27,860)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection loan (round 2)	471,347	—
Principal payments made on term loan	(12,006)	(11,391)
Net cash provided from (used in)
financing activities	459,341	(11,391)

NET INCREASE (DECREASE) IN CASH	121,965	(272,664)

CASH, BEGINNING OF PERIOD	2,195,070	3,185,996

CASH, END OF PERIOD	$2,317,035	$2,913,332

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$13,246	$13,860

Cash paid for income tax	$—	$20,063